UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 12 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	January 28, 2022

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 28, 2022, Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) received a notification (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) stating that Navidea was not in compliance with a certain NYSE American continued listing standard relating to stockholders’ equity. Specifically, the Deficiency Letter stated that Navidea is not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide, which requires an issuer to have stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Deficiency Letter noted that Navidea had stockholders’ equity of $4.1 million as of September 30, 2021, and has reported net losses from continuing operations in its five most recent fiscal years ended December 31, 2020.

Navidea is required to submit a plan to the NYSE American by February 27, 2022 advising of actions it has taken or will take to regain compliance with the continued listing standards by July 28, 2023. Navidea intends to submit a plan by the deadline. If Navidea fails to submit a plan or if Navidea’s plan is not accepted, or if Navidea does not make progress consistent with the plan, or if Navidea fails to regain compliance by the deadline, the NYSE American may commence delisting procedures.

Navidea’s common stock, par value $0.001 per share (“Common Stock”) will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standard noted, subject to Navidea’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “NAVB,” but will have an added designation of “.BC” to indicate that Navidea is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect Navidea’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of Navidea’s material agreements.

On February 3, 2022, Navidea issued a press release announcing that it had received the notice of noncompliance. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.   Other Events.

On January 31, 2022, pursuant to the Certificate of Designations of the Series E Redeemable Convertible Preferred Stock dated March 2, 2021, the holder of the Series E Preferred Stock, John K. Scott, Jr., notified the Company that he was exercising his option to extend the Conversion Deadline (as defined therein) for an additional period of six months. The Series E Preferred Stock is convertible into a maximum of 2,173,913 shares of Common Stock.

Item 9.01.   Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated February 3, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: February 3, 2022	By:	/s/ Michael S. Rosol
Michael S. Rosol, Ph.D. Senior Vice President and Chief Medical Officer